Exhibit 99.1

OpenText to Acquire Zix Corporation

Strengthens SMB Platform with Cloud-based Email Security & Compliance Solutions,

Brings 5,600 Managed Service Partners, Extends Microsoft Relationship

Waterloo, ON – November 8, 2021 - OpenText™ (NASDAQ: OTEX), (TSX: OTEX) today announced that it has entered into a definitive agreement to acquire Zix Corporation, Inc. (NASDAQ: ZIXI) (“Zix”), a leader in SaaS-based email encryption, threat protection and compliance cloud solutions for Small and Medium-sized Businesses (SMBs).

“We are pleased to announce our intent to acquire Zix, and I look forward to welcoming Zix customers, partners and employees to OpenText,” said OpenText CEO & CTO Mark J. Barrenechea. “We intend to integrate Carbonite, Webroot and Zix products to create a powerhouse SMB platform for data protection, threat management, email security and compliance solutions. Acquisitions of cloud growth assets like Zix highlights our commitment to our Total Growth strategy and approach to cash-based returns.”

“Zix will deepen our technology and go-to-market relationship with Microsoft. Further, Zix will bring approximately 5,600 MSPs to OpenText, and create significant cross-sell opportunities in the OpenText and Zix clouds. Today’s announcement demonstrates our commitment to winning in both the Enterprise and SMB markets,” said Mr. Barrenechea.

“The acquisition of Carbonite in December 2019 and its successful integration has given us the confidence and readiness to expand even further into the SMB market” added OpenText EVP & CFO, Madhu Ranganathan. “Zix brings a meaningful addition to our cloud revenues and will be immediately accretive to our adjusted EBITDA. Once integrated, we expect Zix to contribute to organic growth in cloud and Annual Recurring Revenues, be on the OpenText operating model for profitability and meet our cash-based returns criteria. We remain committed to maintaining a healthy balance sheet, delivering strong earnings, and continuing to invest in our organic growth initiatives.”

OpenText CEO & CTO Mark J. Barrenechea and OpenText EVP, CFO Madhu Ranganathan will host a conference call today at 9:00 a.m. Eastern Time to discuss today’s announcement. Conference call details are included further below.

About the Transaction and Terms of the Agreement:

•	Tender offer to be commenced for all outstanding Zix common stock (including shares of common stock issued upon conversion of Zix’s Series A Preferred Stock) shares for $8.50 per share in cash

•	Total purchase price of approximately $860 million, inclusive of Zix’s cash and debt

•	Total purchase price is approximately 3.5x TTM (Trailing Twelve Months) Zix GAAP revenues (as of September 30, 2021)

•	Expect meaningful expansion of cloud revenues, adjusted EBITDA and cash flows in OpenText’s Fiscal 2023

•	Expect Zix Annual Recurring Revenues (ARR) of greater than 90%

•	Immediately accretive upon closing to adjusted EBITDA, and targeting to be on the OpenText operating model within 12-18 months of closing

•	Funded with OpenText’s existing cash on hand

•	Expect the transaction to close within 90 days of this announcement

•	Financial projections and target models will be provided on the earnings call following the closing of the transaction (1)

OpenText, through a wholly owned subsidiary, intends to commence the tender offer for all of the common shares of Zix within 10 business days. Pursuant to the merger agreement, the tender offer will be followed by a merger to acquire any untendered shares. The tender offer is subject to the tender of at least one share more than two-thirds of all of the issued and outstanding common shares of Zix and certain other regulatory approvals and customary closing conditions. The holders of approximately 31% of Zix’s issued and outstanding shares of common stock (including shares of common stock issuable upon the conversion of Zix’s Series A Preferred Stock) have agreed to tender their shares to OpenText pursuant to the tender offer in accordance with the terms of certain support agreements.

(1)

Upon closing, Zix’s resell business will be reported on a “net” basis to conform to OpenText’s revenue recognition policies. The net basis recognition will result in Zix’s immediate conformance to OpenText Gross Margin Model.

Additional Information

The tender offer described in this communication has not yet commenced. This communication is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, OpenText and a wholly owned subsidiary intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Zix intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. OpenText, its wholly owned subsidiary and Zix intend to mail these documents to the Zix shareholders. Investors and shareholders are urged to read those documents and other relevant documents filed or to be filed with the SEC carefully when they become available as they will contain important information about OpenText, Zix, the tender offer and related matters. Those documents as well as OpenText’s and Zix’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov. OpenText’s public filings with the SEC may be obtained at OpenText’s website at http://investors.opentext.com/ and Zix’s public filings with the SEC may be obtained at Zix’s website at http://investor.zixcorp.com/

Information contained on, or that is referenced or can be accessed through, these website does not constitute part of this press release and inclusions of any website addresses herein are inactive textual references only. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent to be named for the tender offer.

Conference Call Information

The public is invited to listen to the OpenText conference call today at 9:00 a.m. ET (6:00 a.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, an audio webcast of the conference call will be available on the Investor Relations section of the Company’s website at http://investors.opentext.com/. A replay of the call will be available beginning November 8, 2021, at 10:30 a.m. ET through 11:59 p.m. on November 22, 2021, and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 8124 followed by the number sign.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements regarding OpenText’s plans, objectives, expectations and intentions relating to the acquisition, the acquisition’s expected contribution to OpenText’s results, financing and closing of the acquisition, as well as the expected timing and benefits of the acquisition, impact on future financial performance including in respect of annual recurring revenues, cloud growth, adjusted EBITDA, cash flows and earnings, may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which OpenText operates, as well as the impact of the ongoing COVID-19 pandemic. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText’s assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors, which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright © 2021 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.

Notes: (1) All dollar amounts in this press release are in US dollars unless otherwise indicated.

Further information, please contact:

Harry E. Blount

Senior Vice President, Investor Relations

Open Text Corporation

415-963-0825

investors@opentext.com

Chris Plunkett

Vice President, Corporate Communications

Open Text Corporation

519-497-0742

publicrelations@opentext.com

OTEX-MNA